Exhibit 99.1

For Immediate Release May 6, 2008

Contact: Mark Garwood
President / CEO
Epic Bancorp
415-526-6400

Epic Bancorp Announces 10% Increase in Dividend

Quarterly Dividend increases to $0.055 per share

San Rafael, CA, May 6, 2008 — Epic Bancorp (the “Company”) (NASDAQ:EPIK), the parent company for Tamalpais Bank and Tamalpais Wealth Advisors, today reported that the Company’s Board of Directors has declared a cash dividend of $0.055 per share. The dividend will be paid on May 30, 2008 to shareholders of record as of May 16, 2008. The $0.055 dividend is 10% higher than the previous dividend of $0.05 declared in January 2008 and October 2007, and is 22% higher than the $.045 dividend declared in July and April 2007.

As previously announced, the Company reported record levels of net income and earnings per share in the first quarter of 2008.

“On the heels of our record financial performance our Board has chosen to increase the quarterly dividend as an important element in our strategic plan to build long term shareholder value,” said Mark Garwood, President/CEO. “The increasing quarterly dividend complements our strong balance sheet growth, robust earnings, minimal level of nonperforming assets, and an expanded presence in the local business banking community.”

Epic Bancorp
Press Release
May 6, 2008

About Epic Bancorp

Epic Bancorp (www.epicbancorp.com) based in San Rafael, CA, is the parent company of Tamalpais Bank and Tamalpais Wealth Advisors. The Company had $601 million in assets and $396 million in deposits as of March 31, 2008. Shares of the Company’s common stock are traded on the NASDAQ Capital Market System under the symbol EPIK. For additional information, please contact Mark Garwood at 415-526-6400.

About Tamalpais Bank

Tamalpais Bank, a wholly owned subsidiary of Epic Bancorp, operates seven branches in Marin County and loan production offices in Santa Rosa and Roseville, CA. The branches are located in Corte Madera, Greenbrae, Mill Valley, San Anselmo, San Rafael, Terra Linda, and Tiburon/Belvedere.

About Tamalpais Wealth Advisors

Tamalpais Wealth Advisors, located in San Rafael, specializes in helping clients of Tamalpais Bank and other high net worth families and institutional clients reach their financial goals through a collaborative, comprehensive and education-oriented approach to investment management. Tamalpais Wealth Advisors had $279 million in assets under management as of March 31, 2008.

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Epic Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality, changes in securities or financial markets, and certain operating efficiencies resulting from the operations of Tamalpais Bank and Tamalpais Wealth Advisors . These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the businesses in which the consolidated organization is or will be engaged;(5) the ability to satisfy the requirements of the Sarbanes-Oxley Act and other regulations governing internal controls; (6) volatility or significant changes in the equity and bond markets which can affect overall growth and profitability of our wealth management business, and (7) other risks detailed in the Epic Bancorp filings with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to Epic Bancorp, investors and others are cautioned to consider these and other risks and uncertainties. Epic Bancorp disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.